Exhibit 99.1

Vivint Solar Reports Fourth Quarter and Full Year 2019 Results

LEHI, Utah, March 10, 2020 -- Vivint Solar, Inc. (NYSE: VSLR), today announced financial results for the fourth quarter and full year ended December 31, 2019.

Fourth Quarter 2019 Operating Highlights

Key operating and development highlights include:

•	MW Installed of approximately 66 MWs for the quarter, up 22% over fourth quarter 2018. Total cumulative MWs installed were approximately 1,294 MWs.

•	Installations were 9,558 for the quarter, up 24% over fourth quarter 2018. Cumulative installations were 188,291.

•	Revenue was $77 million, up 21% over fourth quarter 2018.

•	Estimated Gross Retained Value increased by approximately $98 million during the quarter to approximately $2.3 billion. Estimated Gross Retained Value per Watt at quarter end was $1.98.

•	Cost per Watt was $3.54.

•	On an adjusted basis, margin created was $62 million, up 10% over fourth quarter 2018. Unlevered NPV per Watt was $0.94.[1]

Financing Activity

As of December 31, 2019, Vivint Solar had approximately $224 million in undrawn capacity in various debt facilities and approximately 67 MWs of undeployed tax equity financing capacity. Subsequent to quarter end, Vivint Solar entered into a new tax equity partnership that is expected to provide another 28 MWs of tax equity capacity.

[1]	Note: Margin created and NPV per Watt have been adjusted to account for the material lag of revenue recognition compared to MW Installed for system sales in the quarter.

Summary Fourth Quarter 2019 Financial Results

$ amounts in millions, except per share data
	Three Months Ended Dec. 31,
	2019	2018	YoY
Revenue:
Customer agreements and incentives	$43.6	$34.7	up 25%
Solar energy system and product sales	33.5	28.7	up 17%
Total Revenue	77.1	63.5	up 21%
Cost of revenue:
Customer agreements and incentives	54.1	42.7	up 27%
Solar energy system and product sales	19.7	20.6	down 4%
Total cost of revenue	73.8	63.4	up 16%
Gross profit	3.3	0.1	up 3752%
Loss from operations	(66.5)	(40.0)	down 66%
Net loss attributable to common stockholders	$(33.5)	$(12.9)	down 161%
Net loss attributable per share to common stockholders	$(0.27)	$(0.11)	down 145%
Non-GAAP net loss per share	$(1.02)	$(0.73)	down 40%

Note: Totals may not sum due to rounding.

Summary Full Year 2019 Financial Results

$ amounts in millions, except per share data
	Year Ended Dec. 31,
	2019	2018	YoY
Revenue:
Operating leases and incentives	$217.3	$174.1	up 25%
Solar energy system and product sales	123.7	116.3	up 6%
Total Revenue	341.0	290.3	up 17%
Cost of revenue:
Operating leases and incentives	186.3	164.9	up 13%
Solar energy system and product sales	72.2	83.4	down 13%
Total cost of revenue	258.5	248.3	up 4%
Gross profit	82.5	42.0	up 96%
Loss from Operations	(188.6)	(112.5)	down 68%
Net loss attributable to common stockholders	$(102.2)	$(15.6)	down 555%
Net loss attributable per share to common stockholders	$(0.84)	$(0.13)	down 546%
Non-GAAP net loss per share	$(3.49)	$(2.38)	down 47%

Note: Totals may not sum due to rounding.

Guidance for the First Quarter and Full Year 2020

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding projected 2020 financial and operational results.

For the first quarter of 2020, Vivint Solar expects:

•	MW Installed: 57 - 60 MWs

•	Cost per Watt: $3.68 - $3.75

For the full year of 2020, Vivint Solar expects to grow MWs Installed at 15% to 20%.

Earnings Conference Call

Vivint Solar will host an investor conference call and live webcast today, Tuesday, March 10, 2020, at 5:00 p.m. ET to discuss these financial results. To access the conference call, dial 1.833.286.5799 or 1.647.689.4443 for international callers. The conference ID is 737 8666. A listen-only webcast will be accessible on the investor relations page of Vivint Solar’s website at investors.vivintsolar.com/. Participants should follow the instructions provided on the website to download and install the necessary audio applications in advance of the call. In addition, the earnings presentation slides will be available on the investor relations page of the site by 5:00 p.m. ET along with this press release and the financial information discussed on today’s conference call at investors.vivintsolar.com/.

About Vivint Solar

Vivint Solar is a leading full-service residential solar provider in the United States. With the help of Vivint Solar, homeowners can power their homes with clean, renewable energy, typically achieving significant financial savings over time. Vivint Solar designs and installs solar energy systems for homeowners and offers monitoring and maintenance services. In addition to being able to purchase a solar energy system outright, homeowners may benefit from Vivint Solar's affordable, flexible financing options, including power purchase agreements, or lease agreements, where available. Vivint Solar also offers solar plus storage systems with LG Chem home batteries and electric vehicle chargers with ChargePoint Home. For more information, visit  www.vivintsolar.com or follow @VivintSolar on Twitter.

Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements regarding, but not limited to, Vivint Solar’s guidance for Megawatts Installed and Cost per Watt, undeployed tax equity financing capacity, growth prospects, and operating and financial results, such as estimates of nominal contracted payments remaining, estimated retained value, estimated retained value per watt, margin created and unlevered NPV per Watt and the assumptions related to the calculation of the foregoing metrics.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements should not be read as a guarantee of future performance or results, and they will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These statements are based on current expectations and assumptions regarding future events and business performance as of the date of this press release, and they are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including but not limited to: the availability of additional financing on acceptable terms; changes in the retail price of traditional utility generated electricity; changes in electric utility policies and regulations; the availability of rebates, tax credits and other incentives, including solar renewable energy certificates, or SRECs, and other federal and state incentives; regulations and policies related to net metering; changes in regulations, tariffs and other trade barriers and tax policy affecting us and our industry; our ability to manage our recent and future growth, product offering mix, and costs effectively, including attracting, training and retaining sales professionals and solar energy system installers; the availability and price of solar panels and other system components; the potential inaccuracy of the assumptions employed in calculating our operating metrics; the course and outcome of litigation, regulatory investigations and other disputes; macroeconomic conditions and impact of the COVID-19 virus outbreak; and such other risks identified in the registration statements and reports that Vivint Solar files with the U.S. Securities and Exchange Commission, or SEC, from time to time. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, Vivint Solar does not undertake and expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents Vivint Solar has filed with the SEC for more complete information about Vivint Solar. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investors section of Vivint Solar’s website at investors.vivintsolar.com/.

Vivint Solar, Inc.
Consolidated Unaudited Balance Sheets
(In thousands)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$166,048	$219,591
Accounts receivable, net	24,314	14,207
Inventories	20,576	13,257
Prepaid expenses and other current assets	41,137	31,201
Total current assets	252,075	278,256
Restricted cash and cash equivalents	89,892	71,305
Solar energy systems, net	1,759,861	1,938,874
Property and equipment, net	17,500	10,730
Other non-current assets, net	680,062	28,090
TOTAL ASSETS	$2,799,390	$2,327,255
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY
Current liabilities:
Accounts payable	$59,007	$45,929
Distributions payable to non-controlling interests and redeemable non-controlling interests	10,253	7,846
Accrued compensation	34,149	25,520
Current portion of long-term debt	16,405	12,155
Current portion of deferred revenue	40,715	30,199
Current portion of finance lease obligation	2,274	1,921
Accrued and other current liabilities	78,539	42,860
Total current liabilities	241,342	166,430
Long-term debt, net of current portion	1,483,256	1,203,282
Deferred revenue, net of current portion	17,631	13,524
Finance lease obligation, net of current portion	6,443	505
Deferred tax liability, net	583,695	437,120
Other non-current liabilities	74,423	24,610
Total liabilities	2,406,790	1,845,471
Commitments and contingencies
Redeemable non-controlling interests	115,384	119,572
Stockholders' equity:
Common stock	1,231	1,201
Additional paid-in capital	591,639	574,248
Accumulated other comprehensive loss	(20,436)	(7,223)
Accumulated deficit	(381,961)	(279,631)
Total stockholders' equity	190,473	288,595
Non-controlling interests	86,743	73,617
Total equity	277,216	362,212
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND EQUITY	$2,799,390	$2,327,255

Vivint Solar, Inc.
Consolidated Unaudited Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue:
Customer agreements and incentives	$43,554	$34,717	$217,331	$174,066
Solar energy system and product sales	33,510	28,740	123,710	116,255
Total revenue	77,064	63,457	341,041	290,321
Cost of revenue:
Cost of revenue—customer agreements and incentives	54,067	42,732	186,325	164,920
Cost of revenue—solar energy system and product sales	19,723	20,640	72,221	83,375
Total cost of revenue	73,790	63,372	258,546	248,295
Gross profit	3,274	85	82,495	42,026
Operating expenses:
Sales and marketing	38,402	17,951	151,194	58,950
Research and development	540	395	2,043	1,867
General and administrative	30,808	21,762	117,822	93,703
Total operating expenses	69,750	40,108	271,059	154,520
Loss from operations	(66,476)	(40,023)	(188,564)	(112,494)
Interest expense, net	20,920	18,335	82,323	65,308
Other (income) expense, net	(5,223)	1,833	1,434	(4,538)
Loss before income taxes	(82,173)	(60,191)	(272,321)	(173,264)
Income tax expense	43,152	26,606	150,999	106,299
Net loss	(125,325)	(86,797)	(423,320)	(279,563)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(91,794)	(73,933)	(321,145)	(263,971)
Net loss attributable to common stockholders	$(33,531)	$(12,864)	$(102,175)	$(15,592)
Net loss attributable per share to common stockholders:
Basic and diluted	$(0.27)	$(0.11)	$(0.84)	$(0.13)
Weighted-average shares used in computing net loss attributable per share to common stockholders:
Basic and diluted	122,307	119,626	121,310	117,565

Vivint Solar, Inc.
Consolidated Unaudited Statements of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(125,325)	$(86,797)	$(423,320)	$(279,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20,687	18,387	81,930	69,634
Deferred income taxes	43,204	26,741	151,548	106,862
Stock-based compensation	4,433	3,279	16,418	13,163
Loss on solar energy systems and property and equipment	8,239	2,961	17,493	7,400
Noncash interest and other expense	1,553	1,689	8,841	17,006
Reduction in lease pass-through financing obligation	(992)	(884)	(4,654)	(4,433)
(Gains) losses on interest rate swaps	(5,223)	1,131	(4,377)	(148)
Changes in operating assets and liabilities:
Accounts receivable, net	2,889	5,703	(10,107)	5,458
Inventories	(6,849)	2,523	(7,319)	9,340
Prepaid expenses and other current assets	(6,739)	(6,126)	(5,998)	2,805
Other non-current assets, net	(55,706)	214	(182,108)	(7,828)
Accounts payable	(2,033)	957	(1)	1,898
Accrued compensation	(6,060)	372	8,349	4,762
Deferred revenue	13,212	5,515	14,623	(926)
Accrued and other liabilities	6,465	1,738	15,515	8,915
Net cash used in operating activities	(108,245)	(22,597)	(323,167)	(45,655)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for the cost of solar energy systems	(127,604)	(98,168)	(314,932)	(331,716)
Payments for property and equipment	(765)	(414)	(1,984)	(543)
Proceeds from disposals of solar energy systems and property and equipment	1,428	1,044	3,453	3,379
Purchase of intangible assets	(1,284)	—	(2,373)	(223)
Net cash used in investing activities	(128,225)	(97,538)	(315,836)	(329,103)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from investment by non-controlling interests and redeemable non-controlling interests	100,316	105,821	384,371	300,742
Distributions paid to non-controlling interests and redeemable non-controlling interests	(18,572)	(13,003)	(51,881)	(54,732)
Proceeds from long-term debt	211,508	66,677	563,480	984,425
Payments on long-term debt	(139,974)	(6,361)	(279,054)	(700,143)
Payments for debt issuance and deferred offering costs	(6,671)	—	(16,053)	(21,209)
Proceeds from lease pass-through financing obligation	1,134	1,118	3,661	3,609
Principal payments on finance lease obligations	(526)	(660)	(1,480)	(3,323)
Proceeds from issuance of common stock	699	471	1,003	1,347
Net cash provided by financing activities	147,914	154,063	604,047	510,716
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS	(88,556)	33,928	(34,956)	135,958
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—Beginning of period	344,496	256,968	290,896	154,938
CASH AND CASH EQUIVALENTS, INCLUDING RESTRICTED AMOUNTS—End of period	$255,940	$290,896	$255,940	$290,896

Vivint Solar, Inc.
Key Operating Metrics

	Three Months Ended
	December 31,	September 30,	December 31,
	2019	2019	2018
Installations	9,558	9,458	7,730
Megawatts installed	66.4	65.1	54.3

	As of
	December 31,	September 30,	December 31,
	2019	2019	2018
Cumulative installations	188,291	178,733	154,598
Cumulative megawatts installed	1,294.0	1,227.6	1,060.9
Estimated nominal contracted payments remaining (in millions)	$4,434.0	$4,200.3	$3,638.1
Estimated gross retained value under energy contract (in millions)	$1,690.0	$1,626.3	$1,517.0
Estimated gross retained value of renewal (in millions)	$600.7	$566.5	$479.7
Estimated gross retained value (in millions)	$2,290.7	$2,192.8	$1,996.7
Estimated gross retained value per watt	$1.98	$1.98	$2.06

Sensitivity Analysis for Retained Value

The following table provides quantitative sensitivity analysis of our estimate of retained value of solar energy systems under contracts as of December 31, 2019, including both the contracted and estimated renewal portion, at a range of discount rates (retained value amounts in millions):

	4%	6%	8%
Estimated gross retained value under energy contract	$1,981.5	$1,690.0	$1,458.3
Estimated gross retained value of renewal	920.9	600.7	396.3
Total estimated gross retained value	$2,902.4	$2,290.7	$1,854.6

Non-GAAP Earnings per Share (EPS) Before Non-controlling Interests

We report GAAP EPS, which is based upon net loss attributable to common stockholders. We also report non-GAAP EPS. The difference between GAAP EPS and non-GAAP EPS is that non-GAAP EPS is based on net loss, which excludes net loss attributable to non-controlling interests and redeemable non-controlling interests. As we are in a net loss position for all periods reported, potentially issuable shares are excluded from the diluted EPS calculation since the effect would be antidilutive. Therefore, basic and diluted non-GAAP EPS are the same in each period presented.

Under GAAP accounting, we report net loss attributable to non-controlling interests and redeemable non-controlling interests to reflect our joint venture fund investors’ allocable share in the results of these joint venture investment funds. Net loss attributable to non-controlling interests and redeemable non-controlling interests is calculated based primarily on the hypothetical liquidation at book value, or HLBV, method, which assumes that the joint venture funds are liquidated at the reporting date, even though liquidation may or may not ever occur. Additionally, the returns that will be allocated to the investors over the expected terms of the investment funds may differ significantly from the amounts calculated under the HLBV method. Accordingly, we also report non-GAAP EPS based on our losses before net loss attributable to non-controlling interests and redeemable non-controlling interests per share, which we view as a better measure of our operating performance.  Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

According to this definition, the non-GAAP loss before the allocation of loss attributable to non-controlling interests and redeemable non-controlling interests per share was ($1.02) and ($3.49) for the three months and year ended December 31, 2019.

Vivint Solar, Inc.
Reconciliation from GAAP EPS to Non-GAAP EPS
(In thousands, except per share data)

	Three Months Ended
	December 31, 2019		December 31, 2018
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(33,531)	$(0.27)	$(12,864)	$(0.11)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(91,794)	(0.75)	(73,933)	(0.62)
Non-GAAP net loss	$(125,325)	$(1.02)	$(86,797)	$(0.73)
Weighted-average shares used in computing net loss per share		122,307		119,626

	Year Ended
	December 31, 2019		December 31, 2018
	Net Loss	EPS	Net Loss	EPS
Net loss attributable to common stockholders	$(102,175)	$(0.84)	$(15,592)	$(0.13)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	(321,145)	(2.65)	(263,971)	(2.25)
Non-GAAP net loss	$(423,320)	$(3.49)	$(279,563)	$(2.38)
Weighted-average shares used in computing net loss per share		121,310		117,565

Glossary of Definitions

“Cost per Watt” represents the unit costs of installed solar energy systems on customers’ premises. Please refer to Vivint Solar’s Estimated Cost per Watt Methodology found on the investor relations page of Vivint Solar’s website.

“Installations” represents the number of solar energy systems installed on customers’ premises.

“MWs or megawatts” represents the DC nameplate megawatt production capacity.

“MW Installed” represents the aggregate megawatt nameplate capacity of solar energy systems for which panels, inverters, and mounting and racking hardware have been installed on customer premises in the period.

“Estimated Nominal Contracted Payments Remaining” equals the sum of the remaining cash payments that Vivint Solar’s customers are expected to pay over the term of their agreements for systems installed as of the measurement date. For a power purchase agreement, or PPA, Vivint Solar multiplies the contract price per kilowatt-hour by the estimated annual energy output of the associated solar energy system to determine the estimated nominal contracted payments. For a customer lease, Vivint Solar includes the monthly fees and upfront fee, if any, as set forth in the lease.

“Estimated Gross Retained Value” represents the net cash flows, discounted at 6%, that Vivint Solar expects to receive from customers pursuant to long-term customer contracts plus the value of contracted SRECs net of estimated cash distributions to fund investors, debt associated with our forward flow facilities, and estimated operating expenses for systems installed as of the measurement date. For purposes of the calculation, Vivint Solar aggregates the estimated retained value from the solar energy systems during the typical 20-year term of Vivint Solar’s contracts plus the value of contracted SRECs, which Vivint Solar refers to as estimated retained value under energy contracts, and the estimated retained value associated with an assumed 10-year renewal term following the expiration of the initial contract term, which Vivint Solar refers to as estimated retained value of renewal. To calculate estimated retained value of renewal, Vivint Solar assumes all contracts are renewed at 90% of the contractual price in effect at the expiration of the initial term.

“Estimated Gross Retained Value per Watt” is calculated by dividing the estimated retained value as of the measurement date by the aggregate nameplate capacity of solar energy systems under long-term customer contracts that have been installed as of such date, and is subject to the same assumptions and uncertainties as estimated retained value.

“Project Value” represents the net cash flows, discounted at 6% that Vivint Solar expects to receive from customers net of estimated distributions to fund investors and operating expenses, estimated utility and state incentives, and estimated finance proceeds from fund investors.

“NPV per watt” represents the estimated weighted average unit margin of Vivint Solar’s PPA and customer lease business and its system sales business. It is calculated by dividing Margin Created during the period by the total MWs Installed during the period.

“Margin Created” represents the estimated margin created during the period. It is the estimated value of Vivint Solar’s PPA and customer lease agreements and the value of the system sales less the costs required to create the value. Specifically, it is the sum of the project value per watt multiplied by “MWs Installed – PPA/Lease” and “Revenue – solar energy system and product sales” less total creation costs.

“Undeployed Tax Equity Financing Capacity” represents a forecast of the amount of megawatts that can be deployed based on committed available tax equity financing for energy contracts.

Investor Contact:

Rob Kain

Vice President of Investor Relations
855-842-1844

ir@vivintsolar.com

Press Contact:

Heather Hurst

Senior Director of Communications
385-202-6577

pr@vivintsolar.com